                                                                     EXHIBIT 3.6

                     BYLAWS FOR THE REGULATION, EXCEPT AS

                     OTHERWISE PROVIDED BY STATUTE OR ITS

                         ARTICLES OF INCORPORATION, OF


                                IT CORPORATION,

                           a California corporation

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I Offices.........................................................     1

     Section 1.01  Principal Executive Office.............................     1

ARTICLE II Shareholders...................................................     1

     Section 2.01  Annual Meetings........................................     1

     Section 2.02  Special Meetings.......................................     2

     Section 2.03  Adjourned Meetings.....................................     2

     Section 2.04  Place of Meetings......................................     3

     Section 2.05  Notice of Shareholder Meetings.........................     3

     Section 2.06  Quorum of the Shareholders.............................     5

     Section 2.07  Conduct of Meetings....................................     6

     Section 2.08  Proxies................................................     6

     Section 2.09  Voting.................................................     7

     Section 2.10  Inspectors of Election.................................     8

     Section 2.11  Validation of Defectively Called or Noticed Meetings...     9

     Section 2.12  Action Without Meeting.................................    10

ARTICLE III Directors.....................................................    12

     Section 3.01  Powers.................................................    12

     Section 3.02  Number of Directors....................................    13

     Section 3.03  Election and Term of Office............................    13

     Section 3.04  Creation and Filling of Vacancies on the Board.........    13

     Section 3.05  Fees and Compensation..................................    15

     Section 3.06  Organization Meeting...................................    15

     Section 3.07  Other Regular Meetings...........................................    15

     Section 3.08  Special Meeting..................................................    15

     Section 3.09  Place of Meetings................................................    16

     Section 3.10  Action at a Meeting: Ouorum and Required Vote....................    17

     Section 3.11  Adjournment......................................................    17

     Section 3.12  Action Without Meeting...........................................    18

     Section 3.13  Committees of the Board..........................................    18

     Section 3.14  Loans to Officers................................................    19

ARTICLE IV Officers.................................................................    20

     Section 4.01  Officers.........................................................    20

     Section 4.02  Election and Term of Office......................................    20

     Section 4.03  Removal and Resignation..........................................    20

     Section 4.04  Vacancies........................................................    21

     Section 4.05  Duties and Compensation..........................................    21

ARTICLE V Indemnification of Agents of the Corporation; Purchase of Liability
     Insurance......................................................................    21

     Section 5.01  Indemnification of Agents........................................    21

ARTICLE VI Miscellaneous............................................................    27

     Section 6.01  Record Date......................................................    27

     Section 6.02  Maintenance of Books and Records.................................    28

     Section 6.03  Inspection of Corporate Records..................................    29

     Section 6.04  Annual and Other Reports.........................................    30

     Section 6.05  Certificates for Shares..........................................    32

     Section 6.06  Representation of Shares of This and Other Corporations..........    34

     Section 6.07  Construction of These Bylaws.....................................    35

ARTICLE VII Amendments....................................................  36

     Section 7.01  Power of Shareholders..................................  36

     Section 7.02  Power of Directors.....................................  36

CERTIFICATE OF SECRETARY..................................................  38

                     BYLAWS FOR THE REGULATION, EXCEPT AS

                     OTHERWISE PROVIDED BY STATUTE OR ITS

                         ARTICLES OF INCORPORATION, OF

                                IT CORPORATION,

                           a California corporation

                                   ARTICLE I

                                    Offices

     Section 1.01  Principal Executive Office.  The principal executive office
                   --------------------------
of the corporation is located at: 2790 Mosside Boulevard, Monroeville, Pennsylvania 15146-2792. The board of directors shall have full power and authority to, and to authorize appropriate officers of the corporation to, change the location of said principal executive office and to establish other offices of the corporation.

                                  ARTICLE II

                                 Shareholders

     Section 2.01  Annual Meetings.  An annual meeting of shareholders shall be
                   ---------------
held for the election of directors on the third Thursday of July in each year (or, should such day fall upon a legal holiday, then at the same time on the first day thereafter which is not a legal holiday) at 9:30 a.m. of such day, or at such other time and/or date as the board of directors shall determine; provided, however, that such meeting shall be held not more than fifteen (15) months after the last preceding annual meeting (or, in the case of the first annual meeting, after the organization of the corporation). Any other proper business may be transacted at the annual meeting.

     Section 2.02  Special Meetings.  Special meetings of the shareholders, for
                   ----------------
the purpose of taking any action permitted by the shareholders under the General Corporation Law and the Articles of Incorporation, may be called at any time by the board of directors, by one or more shareholders entitled to cast not less than ten percent (10%) of the votes at the meeting, or by any officer of the corporation. Upon request in writing directed to an officer of the corporation by any person (other than the board) entitled to call a special meeting of shareholders that a special meeting of shareholders be called for any proper purpose, the officer forthwith shall cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, but not less than thirty-five (35) days, nor more than sixty (60) days, after receipt of the request.

     Section 2.03  Adjourned Meetings.  Any shareholders' meeting, annual or
                   ------------------
special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 2.06.

     When a shareholders' meeting is adjourned to another time or place, except as provided below, notice need not be given of the time and place of or of the business to be conducted at the adjourned meeting if the time and place thereof are announced at the meeting at which such adjournment is taken. When any shareholders' meeting is adjourned for forty-five (45) days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     At the adjourned meeting, provided that the quorum requirements of Section
2.06 are satisfied, the corporation may transact any business which might have been transacted at the original meeting.

     Section 2.04  Place of Meetings.  Each annual or special meeting of
                   -----------------
shareholders shall be held at such location as may be determined by the board of directors, or if no such determination is made, at such place as may be determined by the chief executive officer, or by any other officer authorized by the board of directors or the chief executive officer to make such determination. If no location is so determined, any annual or special meeting shall be held at the principal executive office of the corporation.

     Section 2.05  Notice of Shareholder Meetings.  Written notice of any
                   ------------------------------
meeting of shareholders shall be given to each shareholder entitled to vote, either personally or by first-class mail, or, if the outstanding shares of the corporation are held of record by 500 or more persons (determined as provided by Section 605 of the General Corporation Law) on the record date for the shareholders' meeting, by third-class mail, or other means of written or electronic communication, charges prepaid, addressed to such shareholder at such shareholder's address appearing on the books of the corporation or given by such shareholder to the corporation for the purpose of notice. If no such address appears on the books of the corporation and a shareholder has given no address for the purpose of notice, then notice shall be deemed to have been given to such shareholder if it is (i) sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is located, or (ii) published at least once in a newspaper of general circulation in the county in which said principal executive office is located.

     Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written or electronic communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the secretary, assistant secretary or any transfer agent of the corporation, shall be prima facie
                                                             ----- -----
evidence of the giving of the notice.

     If any notice addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given to such shareholder without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders.

     Such written notice shall be given to each shareholder entitled to vote at the meeting not less than ten (10) (or, if sent by third-class mail, thirty
(30)) days nor more than sixty (60) days before the date of the meeting. Such written notice shall state:

          (a)  the place, the date, and the hour of such meeting; and

          (b) in the case of a special meeting, the general nature of the business to be transacted (and no other business may be transacted at such meeting); and

          (c) in the case of the annual meeting, those matters which the board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the requirements of (d), (e) and (f) below, any proper matter may be presented at the meeting for action by the shareholders; and

          (d) if directors are to be elected, the names of nominees intended at the time of the notice to be presented by the board for election; and

          (e) the general nature of any proposal to take action with respect to approval of (i) a contract or other transaction between the corporation and one or more of its directors or other persons described in Section 310 of the General Corporation Law, (ii) amendment of the Articles of Incorporation, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, (iv) voluntary dissolution of the corporation, or (v) a plan of distribution in the course of dissolution of the corporation other than in accordance with the liquidation rights of outstanding preferred shares, if any, pursuant to Section 2007 of the General Corporation Law; and

          (f) such other matters, if any, as may be expressly required by applicable law.

     Section 2.06.  Quorum of the Shareholders.  One-third (1/3) of all shares
                    --------------------------
entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. Whenever under the General Corporation Law any shares are disqualified from voting on any matter, they shall not be considered outstanding for purposes of determining the quorum required at a meeting held to act upon that matter.

     The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum, and by any greater number of shares otherwise required to take such action by applicable law or the Articles of Incorporation.

     Section 2.07  Conduct of Meetings.  Subject to the requirements of
                   -------------------
applicable law, and the express provisions of the Articles of Incorporation and these bylaws, all annual and special meetings of shareholders shall be conducted in accordance with such rules and procedures as the board of directors may determine and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any annual or special meeting of shareholders shall be designated by the board of directors and, in the absence of any such designation, shall be the president of the corporation.

     Section 2.08  Proxies.  Every person entitled to vote shares of this
                   -------
corporation shall have the right to do so in person or by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation, authorizing another person or persons to vote or execute consents with respect to such shares. Subject to the provisions of this Section and applicable law, any proxy duly executed continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto.

     A proxy (other than a proxy which states that it is irrevocable and otherwise meets the requirements of Section 705(e) of the General Corporation
Law) is revoked by:

          (a) a written instrument revoking it, delivered to the corporation prior to the vote pursuant thereto, or a duly executed proxy bearing a later date, executed by the person executing the proxy being revoked and presented at the meeting; or

          (b) as to any meeting, by attendance at such meeting and voting of the shares subject thereto by the person executing the proxy; or

          (c) written notice of the death or incapacity of the maker of such proxy received by the corporation before the vote pursuant thereto is counted (but the death or incapacity of the maker of the proxy does not revoke the proxy prior to the receipt by the corporation of such written notice); or

          (d) the expiration of eleven (11) months from the date of the execution of the proxy, unless the person executing it specifies therein the length of time for which such proxy is to continue in force.

     Section 2.09  Voting.  The board of directors may fix a record date for the
                   ------
determination of the shareholders entitled to vote at any meeting of shareholders, and if a record date for voting purposes is not fixed by the board, it shall be determined as provided in Section 6.01 below.

     Unless the Articles of Incorporation provide for more or less than one vote per share, and subject to the following provisions with respect to voting on election of directors, each outstanding share, regardless of class, shall be entitled to one vote on each matter on which such share is entitled to be voted. Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors shall have the right to cumulate such shareholder's votes and to give one candidate a number of votes equal to the number of directors to be elected by the class of shares such shareholder is entitled to vote, multiplied by the number of votes to which such shareholder's shares are normally entitled, or to distribute such shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes in accordance with the preceding sentence unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any shareholder has given notice at the meeting, prior to the voting, of such shareholder's intention to cumulate such shareholder's votes. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or (except in voting upon election of directors) vote them against the proposal, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote. Voting by the shareholders may be a voice vote (subject to applicable law, including any requirement with respect to one vote per share) or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.

     Except as provided in the second paragraph of Section 2.06:

          (a) the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required for such act by the General Corporation Law or the Articles of Incorporation, provided that, whenever under the General Corporation Law any shares are disqualified from voting on any matter, such shares shall not be considered outstanding for purposes of determining the required vote to approve such matter; and

          (b) in the election of directors, the candidates receiving the highest number of affirmative votes of shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected. Votes against the director and votes withheld shall have no legal effect.

     Section 2.10  Inspectors of Election.  In advance of any meeting of
                   ----------------------
shareholders, the board of directors may appoint inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, then, unless other persons are appointed by the board of directors prior to the meeting, the chairman of any such meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who fail to appear or refuse to act) at the meeting. The number of inspectors shall be either one or three. If inspectors of election are to be appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

     The duties of such inspectors shall be as prescribed by Section 707 of the General Corporation Law and shall include: (a) determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;
(b) receiving votes, ballots or consents; (c) hearing and determining all challenges and questions in any way arising in connection with the right to vote; (d) counting and tabulating all votes or consents and determining the result; and (e) taking such other action as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

     The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima
                                                                      -----
facie evidence of the facts stated therein.
-----

     Section 2.11  Validation of Defectively Called or Noticed Meetings.  The
                   ----------------------------------------------------
transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if the quorum requirements of Section 2.06 are satisfied, and if, either before or after the meeting, each of the following persons signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof:

          (a) any person entitled to vote at the meeting not present at the meeting in person or by proxy;

          (b) any person who, though present, has, at the beginning of the meeting, properly objected to the transaction of any business because the meeting was not lawfully called or convened; or

          (c) any person who, though present, during the meeting has properly objected to the consideration of particular matters of business required by the General Corporation Law to be included in the notice of the meeting, but not so included.

     All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Except as otherwise provided in the Articles of Incorporation and subject to the next sentence, neither the business to be transacted at, nor the purpose of, any annual or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof. Any such waiver of notice of or consent to the holding of a meeting at which a proposal described in Section 2.05(e) was or is to be acted upon shall contain a statement of the general nature of such proposal if no such statement was included in the notice of meeting.

     Section 2.12  Action Without Meeting.  Unless otherwise provided in the
                   ----------------------
Articles of Incorporation:

     Directors may only be elected without a meeting by unanimous written consent of all of the persons who would be entitled to vote for the election of such directors, provided that, if a vacancy occurs for any reason other than the removal of a director, and if the vacancy is not filled by the remaining directors, then the vacancy may be filled by the written consent of holders of a majority of the outstanding shares entitled to vote for the election of the director whose vacancy has occurred.

     Unless otherwise provided in the Articles of Incorporation, any other action which, under any provision of the General Corporation Law, may be taken at a meeting of the shareholders, may be taken without a meeting, upon notice (if required) as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     All such written consents shall be filed with the secretary of the corporation.

     The board of directors may fix a record date for the determination of shareholders entitled to give such written consent, and, if the record date for such determination is not fixed by the board, it shall be determined as provided in Section 6.01 below.

     Unless the consents of all shareholders entitled to vote have been solicited in writing,

          (a) Written notice of any proposed shareholder approval, without a meeting and by less than unanimous written consent, of any of the following proposals shall be given at least ten (10) days before the consummation of the action authorized by such approval: (i) a contract or other transaction between the corporation and one or more of its directors or other persons described in
Section 310 of the General Corporation Law; (ii) indemnification of an agent of the corporation as authorized by Article V of these bylaws or otherwise; (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law; or (iv) a plan of distribution in the course of dissolution of the corporation other than in accordance with the liquidation rights of outstanding preferred shares, if any, pursuant to Section 2007 of the General Corporation Law; and

          (b) Prompt written notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent; in each case to those shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner and shall be deemed to have been given as provided in the first three paragraphs of
Section 2.05 of these bylaws.

     Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder, or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time filed with the secretary of the corporation, but may not do so thereafter. Such revocation, if timely, is effective upon its receipt by the secretary of the corporation.

                                  ARTICLE III

                                   Directors

     Section 3.01  Powers.  Subject to limitations of the General Corporation
                   ------
Law and any limitations in the Articles of Incorporation as to action required to be authorized or approved by the shareholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors. Subject to the foregoing, the board may delegate the management of the day-to-day operation of the business of the corporation to officers, agents and employees of the corporation.

     Section 3.02  Number of Directors.  The number of directors of the
                   -------------------
corporation shall be not less than seven (7) nor more than thirteen (13), until changed in accordance with applicable law. The exact number of directors shall be fixed from time to time, within the limits specified, by resolution of the board of directors or the shareholders. Subject to the foregoing provisions for changing the exact number of directors, the number of directors of this corporation shall be nine (9).

     Section 3.03  Election and Term of Office.  At each annual meeting of
                   ---------------------------
shareholders the directors shall be elected to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until expiration of the term for which such director was elected, and until a successor has been elected and qualified, subject to the General Corporation Law and the provisions of these bylaws with respect to vacancies on subject to the General Corporation Law and the provisions of these bylaws with respect to vacancies on the board.

     Section 3.04  Creation and Filling of Vacancies on the Board.  A vacancy or
                   ----------------------------------------------
vacancies on the board of directors shall be deemed to exist in case of the death, removal or resignation of any director, if the authorized number of directors is increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are to be elected, to elect the full authorized number of directors to be elected at that meeting.

     The board of directors may remove any director who has been declared of unsound mind by an order of court or who has been convicted of a felony. In addition, any or all of the directors may be removed without cause if such removal is approved by the vote or written consent of holders of a majority of the outstanding shares entitled to vote on the election of directors, subject to the following:

          (a) No director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the directors most recent election were then being elected; and

          (b) When by the provisions of the Articles of Incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

     Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors of the corporation, or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     Unless otherwise provided in the Articles of Incorporation, vacancies in the board of directors, including those created by the removal of any director, may be filled by the affirmative vote of a majority of the remaining directors at a meeting duly held (or by the unanimous written consent of the remaining directors), though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until occurrence of an event specified above creating a vacancy in such director's office or until such director's successor is elected and qualified. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

     Section 3.05  Fees and Compensation.  By resolution of the board of
                   ---------------------
directors, one or more of the directors may be paid a retainer for their services as directors, or a fixed fee (with or without expenses of attendance) for attendance at each meeting, or both. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

     Section 3.06  Organization Meeting.  Immediately following each annual
                   --------------------
meeting of shareholders, the board of directors shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the board of directors, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meeting are hereby dispensed with.

     Section 3.07  Other Regular Meetings.  Other regular meetings of the board
                   ----------------------
of directors may be held at the time and place of regular meetings of the board fixed in advance by the board of directors. Call and notice of such regular meetings of the board of directors are hereby dispensed with.

     Section 3.08  Special Meeting.  Special meetings of the board of directors,
                   ---------------
for the purpose of taking any action permitted by the directors under the General Corporation Law and the Articles of Incorporation, may be called at any time by the chairman of the board, the president, any vice president, the secretary or by any two directors.

     Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to hold the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to the meeting or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Subject to the preceding sentence, notice of the time and place of special meetings shall be given to each director (a) personally or by telephone or by telegraph, in each case forty-eight (48) hours prior to the holding of the meeting, or (b) by mail, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation or, if it is not so shown on such records and is not readily ascertainable, at the place at which the meetings of the directors are regularly held, at least four (4) days prior to the holding of the meeting. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

     Any notice, waiver of notice or consent to holding a meeting shall state the time and place of the meeting but need not specify the purpose of the meeting.

     Section 3.09  Place of Meetings.  Regular and special meetings of the board
                   -----------------
of directors may be held at any place within or without the State which has been designated by resolution of the board. In the absence of such designation meetings shall be held at the principal executive office of the corporation.

     Section 3.10  Action at a Meeting:  Quorum and Required Vote.  Presence in
                   ----------------------------------------------
person of either one-third (1/3) of the exact number of authorized directors, or two (2) directors, whichever is greater, at a meeting shall constitute a quorum of the board for the transaction of business, except as hereinafter provided. Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting.

     Except as provided in the next sentence, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the board of directors, unless a greater number is required by applicable law, by the Articles of Incorporation, or by these bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken must be approved by at least a majority of the required quorum for such meeting.

     Section 3.11  Adjournment.  A majority of the directors present at any
                   -----------
meeting, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. If any meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned.

     Section 3.12  Action Without Meeting.  Any action required or permitted to
                   ----------------------
be taken by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board and shall have the same force and effect as a unanimous vote of such directors.

     Section 3.13  Committees of the Board.  By resolution adopted by a majority
                   -----------------------
of the authorized number of directors, the board of directors may designate an executive committee, an audit committee and such other committees as it shall determine, each consisting of two or more directors, to serve at the pleasure of the board, and prescribe the manner in which proceedings of such committees shall be conducted. The appointment of members or alternate members of a committee shall be by a majority vote of the authorized number of directors.
For purposes of these bylaws, the term "audit committee" shall mean any committee of the board of directors to which is delegated the function of periodically reviewing the financial condition, and the results of audit examinations, of the corporation with the corporation's independent public accountants. The audit committee, if appointed, shall not include any officer or employee of the corporation unless the board of directors shall specifically designate an officer or employee to serve on such committee.

     Unless, to the extent permitted by the General Corporation Law, the board of directors shall otherwise prescribe the manner of proceedings of any such committee, the provisions of these bylaws and Section 307 of the General Corporation Law with respect to notice and conduct of meetings of the board shall govern committees of the board and action by such committees.

     Any such committee, to the extent provided in a resolution of the board, shall have all of the authority of the board, except with respect to:

          (a) the approval of any action for which the General Corporation Law or the Articles of Incorporation also require approval of the shareholders or approval of the outstanding shares;

          (b)  the filling of vacancies on the board or on any committee;

          (c) the fixing of compensation of the directors for serving on the board or on any committee;

          (d)  the adoption, amendment or repeal of bylaws;

          (e) the amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable;

          (f) any distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the board; and

          (g) the appointment of other committees of the board or the members thereof.

     Section 3.14  Loans to Officers.  If the corporation has outstanding shares
                   -----------------
held of record by 100 or more persons (determined as provided by Section 605 of the General Corporation Law) on the date of board approval, the board may approve a loan of money or property to, or a guarantee of the obligation of, an officer, whether or not a director, or an employee benefit plan that authorizes loans or guarantees to officers, if the board determines that such a loan guarantee or such plan may reasonably be expected to benefit the corporation. Board approval shall require a vote sufficient without counting the vote of any interested director or directors to approve such loan, guarantee or benefit plan.

                                  ARTICLE IV

                                   Officers

     Section 4.01  Officers.  The officers of the corporation shall be a
                   --------
chairman of the board, a president, a chief financial officer and a secretary. The corporation may also have, at the discretion of the board of directors, such other officers, with such titles and duties as may be determined by the board of directors. The chief financial officer shall also serve as the treasurer of the corporation. One person may hold two or more offices, except that the offices of president and secretary shall not be held by the same person.

     Section 4.02  Election and Term of Office.  The officers of the corporation
                   ---------------------------
shall be chosen by the board of directors or by the president, and each shall hold office at the pleasure of the board or until such officer shall resign, subject, in each case, to the rights, if any, of the corporation and any such officer under any contract of employment with the corporation.

     Section 4.03  Removal and Resignation.  Any officer may be removed, either
                   -----------------------
with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board of directors, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors, subject, in each case, to the rights, if any, of any such officer under any contract of employment with the corporation.

     Any officer may resign at any time by giving written notice to the corporation, without prejudice, however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.04  Vacancies.  A vacancy in any office shall be filled in the
                   ---------
manner prescribed in these bylaws for regular appointments to such office.

     Section 4.05  Duties and Compensation.  Officers of the corporation shall
                   -----------------------
have such powers and duties, and shall receive such compensation therefor, as may be specified from time to time by the board of directors. In the absence of any contrary determination by the board of directors, the chairman of the board shall be the general manager and chief executive officer of the corporation and shall, subject to the power and authority of the board of directors, have general supervision, direction, and control of the officers, employees, business, and affairs of the corporation. In the absence of any contrary determination by the board of directors, the president shall be the chief operating officer of the corporation, shall preside, in the absence of the chairman of the board, at meetings of the shareholders and at meetings of the board, and shall act, in the absence or disability of the chairman of the board, as the chief executive officer of the corporation.


                                   ARTICLE V

                 Indemnification of Agents of the Corporation;

                        Purchase of Liability Insurance

     Section 5.01  Indemnification of Agents
                   -------------------------
          (a) For the purposes of this Section, "Agent" means any person who is or was a director, officer, employee or other agent of this corporation, or is or was serving at the request of the Board of Directors of this corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation an action by or in the right of this corporation); and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under paragraph (d) or subparagraph
(e)(4) of this Section.

          (b) This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was an Agent of this corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo
                                                                        ----
contendere or its equivalent shall not, of itself, create a presumption that the
----------
person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

          (c) This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent of this corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of this corporation and its shareholders.

     No indemnification shall be made under this paragraph (c) for any of the following:

          (1) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to this corporation in the performance of such person's duty to this corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that such court shall determine;

          (2) Of amounts or expenses the corporation is prohibited from paying under California law.

          (d) To the extent that an Agent of this corporation has been successful on the merits in defense of any proceeding referred to in paragraph
(b) or (c) or in defense of any claim, issue or matter therein, the Agent shall be indemnified against expenses actually and reasonably incurred by the Agent in connection therewith.

          (e) Except as provided in paragraph (d), any indemnification under this Section shall be made by this corporation only if authorized in the specific case, upon a determination that indemnification of the Agent is proper in the circumstances because the Agent has met the applicable standard of conduct set forth in paragraph (b) or (c), by any of the following:

          (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

          (2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

          (3) Approval or ratification by the affirmative vote of the holders of a majority of the shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote, and by the affirmative vote or written consent of such greater proportion of the shares of any class or series as may be provided in the Articles of Incorporation for such action. For purposes of determining the required quorum of any meeting of shareholders called to approve or ratify indemnification of an Agent and the vote or written consent required therefor, the shares owned by the person to be indemnified shall not be considered outstanding and shall not be entitled to vote thereon; or

          (4) The court in which such proceeding is or was pending, upon application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by this corporation.

          (f) Expenses incurred by or on behalf of an Agent in defending or investigating any proceeding shall be advanced by this corporation prior to the final disposition of such proceeding if such Agent undertakes in writing to repay any such advances, if it is ultimately determined that such Agent is not entitled to be indemnified. Notwithstanding the foregoing, no advance shall be made by this corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the Agent acted in bad faith or deliberately breached a duty to the corporation or its shareholders, and (b) as a result of such actions by the Agent, it is more likely than not that it will ultimately be determined that such Agent is not entitled to indemnification.

          (g) This Section shall create a right of indemnification for each person referred to in this Section, whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of this Section. The indemnification provided by this Section shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation. The rights to indemnity under this Section shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such person. Nothing contained in this Section shall affect any right to indemnification to which persons other than such Agents may be entitled by contract, insurance policy or otherwise. Nothing contained in this Section shall affect any right to indemnification to which a person may be entitled under applicable law, including, without limitation, Section 317(d) of the General Corporation Law.

          (h) No indemnification or advance shall be made under this Section, except as provided in paragraph (d) or subparagraph (e)(4), in any circumstance where it appears:

          (1) That it would be inconsistent with a provision of the Articles of Incorporation, these bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

          (i) This corporation shall have the power to purchase and maintain insurance on behalf of any Agent of this corporation against any liability asserted against or incurred by the Agent in such capacity or arising out of the agent's status as such, whether or not this corporation would have the power to indemnify the Agent against such liability under the provisions of this Section.

          (j) This Section does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an Agent of this corporation as defined in paragraph (a). This corporation shall have power to indemnify such a trustee, investment manager or other fiduciary to the extent permitted by Section 207(f) of the General Corporation Law.

          (k) As a condition precedent to the right to indemnification under this Section, notice shall be given to this corporation in writing as soon as practicable of any claim for which indemnity will or could be sought under this Section. In addition, no costs, charges or expenses for which indemnity shall be sought hereunder shall be incurred without this corporation's consent, which consent shall not be unreasonably withheld.

          (1) If a claim under this Section is not paid by this corporation, or on its behalf, within ninety (90) days after a written claim has been received by this corporation, the Agent may at any time thereafter bring suit against this corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Agent shall be entitled to be paid also the expense of prosecuting such claim.


                                  ARTICLE VI

                                 Miscellaneous

     Section 6.01  Record Date.  The board of directors may fix a time in the
                   -----------
future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or to give consent to corporate action in writing without a meeting, to receive any report, to receive payment of any dividend or distribution or allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed in advance shall not be more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed.

     If no record date is fixed by the board of directors:

          (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the business day next preceding the day on which notice is given or, if notice is waived, the business day next preceding the day on which the meeting is held;

          (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board has been taken, shall be the day on which the first written consent is given; and

          (c) The record date for determining shareholders for any other purpose shall be the day on which the board adopts the resolution relating thereto, or the 60th day prior to the date of such action, whichever is later.

     A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

     Subject to the provisions of Sections 702 to 704 of the General Corporation Law relating to voting of shares held by a fiduciary, receiver, pledgee, or a minor or in the name of a corporation or in joint ownership, only shareholders of record at the close of business on the record date are entitled to notice and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, as to which such record date is fixed, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or by agreement or applicable law.

     Section 6.02  Maintenance of Books and Records.  The corporation shall keep
                   --------------------------------
adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, board of directors and committees of the board and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records may be kept either in written form or in any other form capable of being converted into written form.

     This corporation shall keep at its principal executive office in California, or if its principal executive office is not in California, then at its principal office in California (or otherwise provide upon written request of any shareholder) the original or a copy of these bylaws, as amended to date, certified by the secretary.

     Section 6.03  Inspection of Corporate Records.  These bylaws, as amended to
                   -------------------------------
date, the accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the board and committees of the board of this corporation and any subsidiary of this corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection in this paragraph includes the right to copy and make extracts at such holder's expense.

     A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of this corporation shall have (in person, or by agent or attorney) the right to inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand upon the corporation and/or to obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The corporation shall use reasonable efforts to cause its transfer agent to comply with the requirements of this paragraph.

     Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and its subsidiaries. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

     Section 6.04  Annual and Other Reports.
                   ------------------------

          (a) So long as the corporation has less than 100 holders of record of its shares (determined as provided in Section 605 of the General Corporation
Law), no annual report to shareholders shall be required, and the requirement to the contrary of Section 1501 of the General Corporation Law is hereby expressly waived. Whenever the corporation has more than 100 shareholders of record (determined as provided in Section 605 of the General Corporation Law), the board of directors of the corporation shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year, provided that such report shall in any event be sent to shareholders at least fifteen (15) (or, if sent by third-class mail, thirty-five (35)) days prior to the annual meeting of shareholders to be held during the next fiscal year. Such report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year and shall be accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation. Such report shall also contain any additional matters required by
Section 1501(b) of the General Corporation Law, the Securities Exchange Act of 1934 and other applicable laws.

          (b) If no annual report for the last fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than 120 days after the close of such fiscal year, deliver or mail to the person making the request, within 30 days thereafter, the annual report for such year, if such report is required by paragraph (a) above.

          (c) A shareholder or shareholders holding at least five percent of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, an annual report for the last fiscal year. The corporation shall use its best efforts to deliver or mail the statement to the person making the request within 30 days thereafter. A copy of the statements shall be kept on file in the principal executive office of the corporation for 12 months, and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be made to such shareholder. The quarterly income statements and balance sheets referred to in this paragraph (c) shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

          (d) All financial statements, balance sheets, income statements and statements of changes in financial position of the corporation prepared pursuant to this Section 6.04 shall be prepared, and shall fairly present the matters which they purport to present, in conformity with generally accepted accounting principles then applicable, except that if the corporation shall have fewer than 100 holders of record of its shares (determined as provided in Section 605 of the General Corporation Law) the financial statements required to be furnished by this Section 6.04 are not required to be prepared in conformity with generally accepted accounting principles if they reasonably set forth the assets and liabilities and the income and expense of the corporation and disclose the accounting basis used in their preparation. If this corporation has subsidiaries, all such financial statements shall be consolidated statements of this corporation and such of its subsidiaries as are required to be included in such consolidated statements under generally accepted accounting principles then applicable. Financial statements other than annual statements may be condensed or otherwise presented as permitted by authoritative accounting pronouncements.

     Any report required or permitted by this Section shall be given in the manner and shall be deemed to have been given by this corporation as provided in the first three paragraphs of Section 2.05 of these bylaws.

     Section 6.05  Certificates for Shares.  Every holder of shares in this
                   -----------------------
corporation shall be entitled to have a certificate signed in the name of this corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     If the shares of this corporation are at any time classified, or if any class of shares has two or more series, any such certificate for shares of this corporation shall contain, on its face or on the reverse thereof with a reference thereto on its face, one of the statements required by Section 417 of the General Corporation Law.

     Any such certificate shall also contain such legend or other statement as may be required by Sections 409(d) and 418 of the General Corporation Law, the Corporate Securities Law of 1968, the federal securities laws, and any agreement between the corporation and the issuee thereof.

     This corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed. This corporation may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason, in the discretion of the board of directors, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the board may order any holders of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the board.

     The order may provide that a holder of any certificates so ordered to be surrendered is not entitled to vote or to receive dividends or exercise any of the other rights of shareholders until the holder has complied with the order, but such order operates to suspend such rights only after notice and until compliance. The duty of surrender of any outstanding certificates may also be enforced by civil action.

     Section 6.06  Representation of Shares of This and Other Corporations.  All
                   -------------------------------------------------------
rights incident to any and all shares of another corporation or corporations standing in the name of this corporation may be exercised by such officer, agent or proxyholder as the board of directors may designate. In the absence of such designation, such rights may be exercised by the chairman of the board or the president of this corporation, or by any other person authorized to do so by the chairman of the board or the president of this corporation.

     Except as provided below, shares of this corporation owned by any subsidiary of this corporation shall not be entitled to vote on any matter.

     Shares of this corporation held by this corporation in a fiduciary capacity, and shares of this corporation held in a fiduciary capacity by any subsidiary of this corporation, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give this corporation or such subsidiary binding instructions as to how to vote such shares and except as otherwise provided by applicable law.

     Solely for purposes of this Section 6.06, a corporation shall be considered a "subsidiary" of this corporation if this corporation owns directly, or indirectly through one or more subsidiaries, shares of the other corporation possessing more than twenty-five percent (25%) of the power to vote for the election of directors at the time determination of such voting power is made.

     Section 6.07  Construction of These Bylaws.  Unless the context of a
                   ----------------------------
Section of these bylaws otherwise requires, the terms used in these bylaws shall have the meanings provided in, and these bylaws shall be construed in accordance with, Chapter 1 of the General Corporation Law.


                                  ARTICLE VII

                                  Amendments

     Section 7.01  Power of Shareholders.  New bylaws may be adopted or these
                   ---------------------
bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, except as otherwise expressly provided by applicable law or by the Articles of Incorporation or elsewhere in these bylaws.

     Section 7.02  Power of Directors.  Subject to the right of shareholders, as
                   ------------------
provided in Section 7.01, to adopt, amend or repeal bylaws, bylaws (other than a bylaw or amendment

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thereof changing the authorized number of directors or otherwise restricted by applicable law, the Articles of Incorporation or these bylaws subject to amendment or repeal by the shareholders) may be adopted, amended or repealed by the board of directors.

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